                     Morgan Stanley China A Share Fund, Inc.
                          Item 77(O) 10F-3 Transactions
                        July 1, 2006 - December 31, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
 China  12/01    -      HKD   365,000  3,536,    0.01%  0.01%   Goldma  Goldma
Commun   /06            2.20    ,000     000                      n        n
icatio                                                          Sachs    Sachs
  ns                                                            (Asia)
Servic                                                            ,
  es                                                            China
 Corp                                                           Intern
  Ltd                                                           ationa
                                                                  l
                                                                Capita
                                                                l Corp

                                                                China
                                                                Intern  Citigr
 China  12/13    -      HKD   1,691,0  2,058,    0.06%  0.36%   ationa    oup
 Coal    /06            4.05   00,000    000                      l      Asia
Energy                                                          Capita    Ltd
Compan                                                            l
 y Ltd                                                          Corpor
                                                                ation
                                                                Limite
                                                                  d,
                                                                Citigr
                                                                 oup
                                                                Global
                                                                Market
                                                                s Asia
                                                                Limite
                                                                  d,
                                                                Morgan
                                                                Stanle
                                                                y Dean
                                                                Witter
                                                                 Asia
                                                                Limite
                                                                  d